QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23(i)(a)

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-135662) and related Prospectus of NTL Cable PLC for the registration of debt securities fully and unconditionally guaranteed by NTL Incorporated and to the incorporation by reference therein of our reports dated February 28, 2006, with respect to the consolidated financial statements and schedules of NTL Holdings Inc. (formerly NTL Incorporated), NTL Holdings Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of NTL Holdings Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Ernst & Young LLP London, England July 5, 2006

QuickLinks

Consent of Independent Registered Public Accounting Firm